UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2010

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	offices and registrant’s telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, INC.
Form 8-K

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Selling Agency Agreement

On December 3, 2010, IDACORP entered into Amendment No. 1 to extend the term of its Sales Agency Agreement with BNY Mellon Capital Markets, LLC (BNYMCM), dated December 5, 2008, relating to the issuance and sale of up to 3,000,000 shares of IDACORP common stock from time to time in at the market offerings through BNYMCM as IDACORP’s agent for such offer and sale.  Pursuant to Amendment No. 1, the Sales Agency Agreement will terminate on the earliest of (i) the date on which BNYMCM shall have sold all the shares of IDACORP’s common stock subject to the Sales Agency Agreement; (ii) termination of the Sales Agency Agreement by either IDACORP or BNYMCM in accordance with the provisions of Article VII of the Sales Agency Agreement and (iii) November 19, 2011.  As of December 3, 2010, 1,165,233 shares of common stock remained available for offer and sale under the Sales Agency Agreement.

A copy of Amendment No. 1 to the Sales Agency Agreement is filed as Exhibit 1 hereto.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Number	Description
1.	Amendment No. 1, dated December 3, 2010, to Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2010

IDACORP, Inc.

By:	/s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President –
Administrative Services and
Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
1.	Amendment No. 1, dated December 3, 2010, to Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC